As filed with the Securities and Exchange Commission on October 17, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Multimedia Inc.

 (Name of small business issuer in its charter)

Nevada	7389	98-0507257
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	200,000	0.50	100,000	$10.70
(1) This price was arbitrarily determined by China Multimedia, Inc. (2) Estimated only for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

CHINA MULTIMEDIA INC.

   200,000 SHARES

COMMON STOCK

This prospectus relates to the offer and sale of up to 200,000 shares of our common stock at a price of $0.50 per share. We will offer and sell a total of up to 200,000 shares on a “best efforts” basis directly through our officer and director who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering, and no arrangements to place any of the proceeds of the offering in escrow. The offering will terminate upon the earlier of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. We can terminate this offering at any time.  We will provide notice of the termination of this offering in our periodic report filings.  The shares will not be offered through an underwriter and there are no minimum purchase requirements.  Net proceeds from sale of shares will be immediately available to us.

There is currently no trading market for our securities.

Investing in our common stock involves substantial risks, and investors should not buy these shares unless they can afford to lose their entire investment.

Please see “Risk Factors” beginning on Page 8 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Offering Price	Commissions	PROCEEDS BEFORE EXPENSES AND COMMISSIONS
Per Share	$0.50	None	$0.50
Total	$100,000	None	$100,000

The date of this prospectus is _________________, 2007

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Table of Contents

SUMMARY

5

RISK FACTORS

8

USE OF PROCEEDS

13

DETERMINATION OF OFFERING PRICE

14

DILUTION

14

PLAN OF DISTRIBUTION

15

LEGAL PROCEEDINGS

16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

EXECUTIVE COMPENSATION

18

DESCRIPTION OF SECURITIES

19

INTEREST OF NAMED EXPERTS AND COUNSEL

19

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

20

DESCRIPTION OF BUSINESS

21

EMPLOYEES

24

CUSTOMERS AND MARKETING

24

COMPETITION

25

PROPERTY AND FACILITIES

25

REPORTS TO SECURITY HOLDERS

25

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

26

LEGAL MATTERS

31

EXPERTS

31

FINANCIAL STATEMENTS

32

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

This summary does not contain all the information that may be important for your consideration in investing in these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including, but not limited to, the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

China Multimedia Inc.

Room 2213-14, 22nd Floor, Jardine House,

1 Connaught Place, Central, Hong Kong

852-2802 8663

THE COMPANY

China Multimedia Inc., (“we”, “us”, “our”, “CMI”) was incorporated in the State of Nevada on August 16, 2006.  CMI is a development stage company established to: 1) provide web design solutions to companies; and 2) introduce potential business opportunities to business partners. To date, CMI’s only activities have consisted of developing its business plan, raising initial capital, and signing an agreement with a business partner.   CMI has not commenced any commercial operations, nor has it earned revenue from any business operations.   CMI’s executive office is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. The authorized capital of CMI consists of 50,000,000 shares of $0.001 par value common stock.

On December 11, 2006, CMI entered into an agreement (the “Agreement”) with DNA Financial Systems (“DNAF”), a Hong Kong corporation founded in 2005.  DNAF is the regional solution provider for the financial industry in the Asia Pacific Region. It provides integrated solutions by offering online trading systems, Forex dealing room management systems, and corporate treasury risk management systems to banks and financial institutions. It also offers a service named Financial Web Portal Design and Hosting (“FWPDH”). FWPDH is a customized service targeted at stock exchange listed companies. Listed companies can add value to their websites by providing instant stock information to their stockholders. The FWPDH service allows stockholders to receive instant stock price information and delayed chart information on the company website. Professional web designers of DNAF are responsible for designing a tailor-made web portal to suit clients’ needs.

Pursuant to the terms of the Agreement, CMI will attempt to establish new business opportunities for DNAF by identifying, locating, and introducing potential clients (the “D-Clients”) in need of the FWPDH service, to DNAF.  In CMI’s search for D-Clients, it will focus on the following areas: Hong Kong, Macau, Singapore, Australia, Taiwan and China (collectively referred to as the “Territory”). CMI plans to initially focus on the market in Hong Kong as a starting point for its business opportunities program due to the fact that management has a significant number of business connections in this area. Pursuant to the terms of the Agreement, as compensation for CMI’s efforts, CMI is entitled to 40% of the initial commission that DNAF receives from any D-Client or other business opportunity that CMI establishes for DNAF.  DNAF determines the amount of the fees charged to the D-clients.

 CMI’s president and director, Mr. Wilson Cheung, has numerous contacts within the financial investment industry.  Mr. Wilson Cheung plans to contact representatives within the financial investment industry who have control over the financial software in their respective companies and advise them on the merits and benefits of using the DNAF and FWPDH.

Because CMI is in the early stage of the business, it has not yet earned any revenues from its operations. As of June 30, 2007, CMI had $920 in cash and cash equivalents on hand and current liabilities of $16,549. As of June 30, 2007, it had a working deficit and stockholder’s deficit of $15,629. From inception, August 16, 2006, through June 30, 2007, CMI has incurred cumulative net loss of $16,668.  CMI ascribes the net loss to having no revenues to offset expenses from the professional fees related to the creation and operations of the business.  CMI voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the “Exchange Act”) by filing a registration statement on Form 10-SB12G on January 5, 2007.

THE OFFERING

Securities Being Offered	Up to 200,000 shares of our Common Stock.

Offering Price

The offering price of the common stock is $0.50 per share. Following completion of this offering, we intend to seek to have our shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote our shares thereon.

Common Stock Outstanding

 CMI currently has a total of 1,000,000 shares of common stock issued and outstanding.  In the event all shares being offered are sold, CMI will have a total of 1,200,000 shares issued and outstanding following completion of this offering.

Minimum Number of Shares To Be Sold in This Offering	None.

Use of Proceeds

 CMI will receive proceeds of $100,000 from the sale of the common stock if all of the offered shares are purchased. If CMI only raises 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses.  Please refer to “Use of Proceeds” to read about the usage of collected proceeds.

Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are: (i) the lack of operating history of CMI; (ii) the lack of a trading market for the our securities; (iii) the fact that the majority of our business activities will take place in Hong Kong; (iv) we are dependent upon a single source of revenue; and (v) the Agreement between us and DNAF Systems will end twenty four (24) months after the effective date of the Agreement and will renew for successive one year if both parties agree. (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table presents summary information on our financial position and results of operations for the periods ended June 30, 2007 and September 30, 2006, respectively. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this prospectus.

Balance Sheet	As of June 30, 2007 (unaudited)	As of September 30, 2006 (audited)

Cash and Cash Equivalents	$920	$1,029
Total Assets	$920	$1,029
Total Liabilities	($16,549)	($4,276)
Total Stockholder’s Deficit	($15,629)	($3,247)

Statement of Operations	For the Period from April 1, 2007 to June 30, 2007 (unaudited)	From August 16, 2006 (Date of Inception) to September 30, 2006 (audited)

Loss from Operations	($7,969)	($4,248)
Interest Income	$3	$1
Net Loss for the Period	($7,966)	($4,247)

RISK FACTORS

AN INVESTMENT IN CMI’S COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING CMI’S BUSINESS BEFORE PURCHASING ANY OF CMI’S SHARES OF COMMON STOCK. NO PURCHASE OF CMI’S COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT CMI FACES. CMI’S BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

CMI has no operating history, and it is difficult to evaluate its financial performance and prospect.

CMI was incorporated on August 16, 2006 and has not yet commenced its proposed business operations or realized any revenues. With no operating history, CMI cannot evaluate its financial performance and prospects at this moment.  CMI has not located a T-Client or D-Client yet, and therefore CMI cannot assure you that it will operate profitably in the future or that it will have adequate working capital to meet its obligations.

CMI has limited funds available for operating expenses.  If it does not raise additional funds, it may have to cease operations.

CMI has limited operating capital. In the foreseeable future, CMI expects to incur significant expenses when developing its business in Hong Kong.  CMI plans to raise additional capital through sales of common stock in the next 12 months, as necessary.  There is no assurance that any such sale will occur. There is a possibility that CMI will run out of cash, and this may affect its operations and thus its profitability.  If CMI cannot obtain funds when needed, it may have to cease its operations.

Because of its accumulated deficit and lack of revenue, CMI’s auditor has raised substantial doubt about its ability to continue its business.  CMI needs to continue as a going concern if its business is to achieve profitability.

CMI’s auditor audited its financial statements for the period from August 16, 2006 through September 30, 2006 on a going concern basis. As described in Note 1 to the financial statements, CMI is a development stage company and has an accumulated deficit as of September 30, 2006. These factors raise substantial doubt about its ability to continue as a going concern, and the auditor’s opinion includes a going-concern qualification.  The financial statements included herein do not include any adjustments that might result from the outcome of this uncertainty. By issuing this opinion, CMI’s auditors have indicated that they are uncertain as to whether CMI has the capability to continue its operations.  If CMI is unable to generate revenue and/or raise additional financing, it will not have sufficient funds to continue in operation.   CMI cannot assure you that in the future it will operate profitably or that it will have adequate working capital to meet its obligations as they become due.

Management plans on the continuation of CMI as a going concern include financing CMI’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, CMI has no assurance with respect to these plans. The accompanying financial statements do not include any adjustments that might be necessary if CMI is unable to continue as a going concern.

If economic or other factors negatively affect the SME business sector in Hong Kong, CMI’s customers may become unwilling or unable to acquire its web design solutions, which could impair its ability to operate profitably.

CMI’s target customers are small and medium business enterprises (“SMEs”). These businesses are more likely to be significantly affected by economic downturns than larger, more established businesses. Moreover, they often have limited discretionary funds, which they may choose to spend on items other than web design solutions. If SMEs experience economic hardship, they may be unwilling or unable to expend resources to develop their Internet presence, which would negatively affect the overall demand for CMI’s services and products.  This reduction in demand may prevent CMI from becoming or remaining profitable, which may cause it to cease operations.

CMI depends on attracting and retaining qualified employees, the failure of which could cause CMI to be unable to achieve or maintain profitability.

CMI introduces potential clients to business partners and T-Clients to Freelance Designers. CMI’s future revenues and future growth depend on its ability to attract qualified employees to offer sales and marketing to its customers. CMI’s employees may also be required to reside in or be willing to travel to the various countries in the Territory where CMI intends to market FWPDH services. Additionally, CMI’s employees may be required to both speak the local languages and understand the local customs of the various countries in which CMI markets its business partners’ services. CMI is currently managed by Mr. Wilson Cheung; CMI has not yet hired any other employees to assist him. CMI may face difficulties in recruiting suitable qualified employees because the market may not have enough personnel of such kind. If CMI is unable to employ such employees, it may not be able to achieve or maintain profitability.

CMI depends on the quality of services and good reputation to bring in potential clients.

 CMI’s ability to bring in potential clients will depend on the quality of its services and its reputation among its potential clients. Compared to CMI’s competitors, it is still in the development stage and is not as well known in the industry as some of its competitors are. If CMI’s clients are dissatisfied with its services or CMI’s reputation is adversely affected for any other reason, CMI’s business, result of operations, financial condition and prospects could be materially harmed.

CMI’s success is dependent on retaining key personnel who would be difficult to replace.

CMI’s success depends on the continued efforts of Mr. Wilson Cheung, the President and Director of CMI. Mr. Cheung has significant contacts with the Hong Kong business community and is crucial for CMI’s business development. There can be no assurance that Mr. Cheung will continue in his present capacities for any particular period of time. CMI has no employment agreement with Mr. Cheung.  The loss of the services of Mr. Cheung could materially and adversely affect CMI’s ability to attract clients and to employ and retain qualified employees. This could have an adverse impact on CMI’s business and potential profitability.

Mr. Wilson Kin Cheung devotes only 25% of his time to CMI.  This may not be sufficient time to make CMI successful.

CMI is currently managed by Mr. Wilson Kin Cheung, the President, the sole officer, employee, and Director of CMI. CMI has not signed any employee agreement with Mr. Cheung, and he currently devotes approximately 25% of his time to CMI’s operations. The limited time that Mr. Cheung can dedicate could have an adverse effect on CMI’s business operations and revenue if it is not sufficient to produce profits.

CMI relies heavily on the reliability, quality, and standard of the Templates designed and developed by its Freelance Designers; any difficulties in maintaining their standards may decrease CMI’s ability to attract potential clients.

CMI’s web design solutions, in particular, the pre-designed website Templates, will be developed primarily by the Freelance Designers. The reliability and continuous availability of these Templates are critical to CMI’s business. Therefore, the lack of supply of such Templates could result in CMI’s inability to timely deliver its web design solutions to potential clients and would harm its reputation, profitability, and ability to conduct business.  This could cause CMI to be unable to achieve or maintain profitability.

CMI is dependent upon one Vendor for one portion of its business.  If CMI does not maintain its relationship with DNAF, it will not be able to offer the FWPDH services.  Consequently, CMI might not be able to achieve or maintain profitability.

Under the Agreement with DNAF, CMI has the right to promote and market the FWPDH services of DNAF to potential clients throughout the Territory. CMI’s ability to increase revenues in the future will depend significantly on its ability to maintain a strong relationship with DNAF. If CMI is not able to maintain our relationship with DNAF, its ability to offer its intermediary services will be harmed, and CMI may not achieve or maintain profitability.

It is difficult to forecast and plan the business because of CMI’s limited operating history.

CMI has no operating history with which to evaluate CMI’s business and its future prospects. As CMI is still in an early development stage, there can be no assurance that it will achieve or sustain profitability on an annual or quarterly basis. Prospective operating results depend on various factors such as the quality of CMI’s services, its success in attracting and retaining qualified employees, its ability to gain a competitive advantage to compete with other competitors, and its success in building a good reputation and attracting new clients continuously.

CMI faces intense and growing competition in the web design market. If CMI is unable to compete successfully, its business will be seriously harmed.

The market for CMI’s web design services is competitive and has relatively low barriers to entry. CMI’s competitors vary in size and in the variety of services they offer. CMI encounters competition from a wide variety of companies, including:

•

Website design and development service and software companies;

•

Internet service providers and application service providers; and

•

Website domain name providers and hosting companies.

Due to the relatively low barriers to entry in the industry, CMI expects the intensity of competition to increase in the future from other established and emerging companies. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any one of which could seriously harm CMI’s business. CMI also expects that competition will increase as a result of industry consolidations and formations of alliances among industry participants. If CMI fails to successfully compete against current or future competitors, CMI may not be able to achieve or maintain profitability.

CMI may be unable to protect intellectual property adequately or cost-effectively, which may harm its business and reduce its ability to compete.

CMI’s success depends on its ability to protect and preserve the proprietary aspects of the Templates created by Freelance Designers and the FWPDH services of DNAF. If CMI is unable to protect this intellectual property, its competitors could use the intellectual property to market services and products similar to those CMI offers, which could decrease demand for CMI’s services. CMI may be unable to prevent third parties from using our proprietary assets without our authorization. CMI does not currently rely on any patents to protect the core intellectual property, and CMI has not applied for patents in any jurisdictions inside or outside of the United States. To protect, control access to, and limit distribution of CMI’s intellectual property, CMI generally enters into confidentiality and proprietary inventions agreements with its employees, as well as confidentiality or license agreements with consultants, third-party developers, and customers. CMI also relies on copyright, trademark, and trade secret protection. However, these measures afford only limited protection and may be inadequate. Enforcing CMI’s rights could be costly, time-consuming and distracting. Any significant failure or inability to adequately protect CMI’s proprietary assets will harm its business and reduce its ability to compete.

Net losses are expected to continue.

CMI’s net loss from inception to June 30, 2007 is $16,668, consisting of formation expenses of $778 and general and administrative expenses of $15,900, offset by interest income of $10. CMI expects losses to continue in the next quarter. To achieve and maintain profitability and positive cash flow, CMI needs to: 1) introduce potential clients to DNAF and our Freelance Designers; and 2) develop a strong company reputation in order to attract more potential clients. CMI also needs to minimize its operational expenses. CMI cannot guarantee that it will be successful in generating revenues in the future. Failure to do so may cause CMI to cease operations.

Mr. Wilson Kin Cheung is the sole shareholder of CMI and will continue to be the majority shareholder after this offering.

The value attributable to the right to vote is diminished as a result of Mr. Cheung having a large share position. Mr. Cheung currently owns 1,000,000 shares of CMI.  This represents 100% of the issued and outstanding shares.  Even if this offering is fully subscribed, Mr. Cheung will own approximately 83% of the issued and outstanding shares of CMI.  As a result, Mr. Cheung’s votes at the stockholder meetings will decide who is elected to the Board of Directors as well as who is appointed as CMI’s management. Provisions in CMI’s certificate of incorporation and by-laws may also enhance Mr. Cheung’s control.

CMI may expand through acquisitions of, or investments in, other companies or technologies, which may result in additional dilution to CMI’s stockholders and consume resources that may be necessary to sustain its business.

CMI may acquire complementary services, technologies or businesses in the future to broaden its business presence. In connection with one or more of those transactions, CMI may:

•

issue additional equity securities that would dilute CMI’s shareholders;

•

use cash that CMI may need in the future to operate its business; and

•

incur debt that could have terms unfavorable to CMI or that CMI might be unable to repay.

Business acquisitions also involve the risk of unknown liabilities associated with the acquired business. In addition, CMI may not realize the anticipated benefits of any acquisition, including securing the services of key employees. Incurring unknown liabilities or the failure to realize the anticipated benefits of an acquisition could seriously harm CMI’s business.  CMI is not currently in negotiations or discussions with any company.

Resale of CMI’s shares may be difficult because there is no current market for CMI’s shares.  It is possible that no market will develop. This may reduce or limit the potential value of CMI’s shares.

There is no current public market for CMI’s shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of CMI’s shares.

If a trading market develops for CMI’s common stock, it is likely to be subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in CMI’s stock cumbersome and may reduce the value of an investment in CMI’s stock.

There is no current trading market for CMI’s shares and there can be no assurances that a trading market will develop. If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for CMI’s shares as long as it is subject to the penny stock rules. In addition, holders of CMI’s shares may have difficulty selling those shares because CMI’s common stock will probably be subject to the penny stock rules.

Changes in political and legal conditions in Hong Kong could harm CMI’s business operations.

CMI’s assets will be in Hong Kong, and CMI will conduct its initial business activities there. Any changes in political and legal conditions in both regions may influence CMI’s operations and financial conditions. CMI does not expect that Hong Kong’s own legislature, legal and judicial system and economic autonomy will change until the year 2047. However, any changes in political, legal or other conditions in Hong Kong altering this autonomy could have an adverse effect on CMI’s business operations and revenue.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against CMI and its non-U.S. resident director.

All of CMI’s operations and assets are located outside the United States.   In addition, CMI’s officer and director is a foreign citizen.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against CMI’s individual director or officer.

Reports to Security Holders

After CMI completes this registration, CMI will not be required to furnish you with an annual report, and it will not be voluntarily sending you an annual report.  CMI’s annual reports will include audited financial statements.  Stockholders wishing to receive an annual report may request one by contacting CMI’s principal executive offices.  CMI will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically. The reports CMI will be required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials CMI files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports CMI files electronically.  The address for the SEC Internet site is http://www.sec.gov.

USE OF PROCEEDS

If CMI sells the maximum of 200,000 shares in this offering, CMI will receive a total sum of $100,000 proceeds before deduction of costs associated with this offering. This sum is calculated based on the assumption that CMI could raise 100% of the offering proceeds. If CMI only raises 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses. The following table provides information regarding CMI’s intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering.

	100% of the offering	75% of the offering	50% of the offering	25% of the offering (5)	10% of the offering (5)

Offering expenses (1)	$30,000 (30%)	$30,000 (40%)	$30,000 (60%)	$30,000 (120%)	$30,000 (300%)

Business development (2)	$10,000 (10%)	$7,500 (10%)	$5,000 (10%)	$0 (0%)	$0 (0%)

Administrative expenses (3)	$5,000 (5%)	$3,750 (5%)	$2,500 (5%)	$0 (0%)	$0 (0%)

Working Capital (4)	$55,000 (55%)	$33,750 (45%)	$12,500 (25%)	$0 (0%)	$0 (0%)

Total Sum Received	$100,000	$75,000	$50,000	$25,000	$10,000

CMI will use the proceeds from this offering to develop its business and acquire equipment to improve its efficiency. The table illustrates CMI’s estimate of the intended allocation of the proceeds from this offering; however, there maybe discrepancies in the actual expenses that will be incurred in one or more categories. CMI’s allocation of proceeds may vary slightly for adjustment.

(1)

Estimated expenses of CMI associated with this offering will consist of registration fees, transfer agent’s fees, printing costs, postage, distribution costs, legal fees, accounting fees, and miscellaneous expenses.  These costs are estimated.

(2)

The funds allocated to business development are intended to be used to prepare marketing materials for CMI to locate new customers.

(3)

The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

(4)

The funds allocated to working capital are intended to be used for hiring two employees in the coming 12 months. One employee will be a professional salesperson, and the other will be responsible to draft the marketing reports and promotional plans for DNAF. If CMI does not obtain enough funds from this offering (i.e. 75%-100% of the offering), CMI may hire only one marketing professional to assist CMI’s Director and President, Mr. Wilson Cheung.

(5)

Because the estimated expenses of this offering are approximately $30,000, all proceeds from the offering will be applied to payment of offering expenses until CMI has sold more than 30% of the shares being offered hereby.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share for the shares offered hereby has been arbitrarily determined by corporate management.  CMI has no significant tangible assets or operating history and has not generated any significant revenues or profits to date. The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

CMI’s officer, director and current stockholder acquired his shares of common stock at a cost substantially less than $0.50 per share. As a result, purchasers in this offering will suffer immediate dilution in the net tangible book value of their shares following completion of the offering. The following table illustrates the per share dilution as of June 30, 2007, assuming various percentages of the total number of shares CMI is offering are sold and assuming CMI does not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by CMI are sold.  See the following table:

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50

Net Tangible Book Value Per Share Before Offering	(0.001)	(0.001)	(0.001)	(0.001)	(0.001)

Net Tangible Book Value Per Share After Offering	0.084	0.066	0.046	0.025	0.011

Dilution of Net Tangible Book Value to New Investors	0.416	0.434	0.454	0.475	0.489

Increase in Net Tangible Book Value to Existing Stockholder	0.085	0.067	0.047	0.026	0.012

PLAN OF DISTRIBUTION

This prospectus relates to shares offered for sale on a “self-underwritten” basis. CMI is offering a total of up to 200,000 shares for sale on a “self-underwritten” basis directly through Wilson Cheung, CMI’s executive officer and director who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. He will conduct the offering through written communication with potential purchasers and by responding to inquiries received from potential purchasers. This offering will terminate upon the earlier to occur of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares registered hereunder have been sold, or (iii) the date on which CMI elects to terminate this offering. CMI may elect to terminate this offering early for any reason, although it is most likely that early termination would be based on business factors such as the possibility that CMI is having difficulty locating prospective purchasers and has made a determination that there is not currently a viable market for the shares, a determination that continuing efforts to locate additional prospective purchasers are likely to be too costly or time consuming, or in the event we locate other sources of capital or determine that it would be preferable to seek to raise capital through debt financing or through a private placement offering of securities.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. CMI will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of CMI. CMI may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although CMI has not yet done so, it anticipates that it may seek to enter into agreements with various brokers and sales agents to assist CMI in identifying and contacting potential investors in the event it determines that conducting the offering solely through CMI’s officers and directors is not likely to result in the sale of a substantial number of the shares offered hereby. Under these agreements, CMI anticipates that it would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or those CMI sells to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that CMI reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event CMI enters into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, CMI will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. CMI intends to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with his selling efforts in the offering, Mr. Cheung will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Cheung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Cheung will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cheung is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cheung will continue to primarily perform substantial duties for CMI or on its behalf otherwise than in connection with transactions in securities. Mr. Cheung will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).    In conjunction with this offering, Mr. Cheung intends to limit his participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

LEGAL PROCEEDINGS

CMI does not know of any material, active or pending legal proceedings against them; nor is CMI involved as a plaintiff in any material proceedings or pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

DIRECTOR AND EXECUTIVE OFFICER

The position and age of CMI’s director and executive officer is shown in the following table. The director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filling by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director Since

Wilson Kin Cheung	33	President and Director	August 2006

CMI has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Biographical Information

Mr. Wilson Kin Cheung has been the President and Director of CMI since August 2006 to the present. His responsibilities include general management and financial management. Mr. Cheung also holds the positions of Secretary, Treasurer and Chief Financial Officer.  Mr. Cheung has more than ten years working experience in the investment banking and corporate finance areas in Hong Kong markets. Mr. Cheung has been the Director and President of Super Luck, Inc., a Delaware corporation that resells a financial software product, since August 2005. In July 2005, he became a managing director of Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region. Mr. Cheung was with First Asia Finance Group Limited from December 2001 to July 2005. Mr. Cheung worked as a junior executive officer in the corporate finance department with Oriental Patron Asia Limited, an investment bank specializing in corporate finance, from September 1999 to September 2000; as an Assistant Manager with Kingsway Capital Limited, an investment bank specializing in corporate finance from October 2000 to May 2001; and as a Manager with Core Pacific - Yamaichi International (H.K.) Limited in Hong Kong from June 2001 to November 2001, engaging in the provision of corporate finance, financial advisory, and securities placement and underwriting services . Mr. Cheung holds a Bachelor of Business degree from the Swinburne University of Technology in Melbourne, Australia. He obtains an EMBA in the Chinese University of Hong Kong in 2006.  Currently, Mr. Cheung devotes 25% of his time to CMI. He also devotes 75% of his time to Market Data Consultants, Inc, Super Luck, Inc and Easterly Financial Investment Limited in even proportion. These companies are not in the same business as CMI and there would be no conflicts among CMI and these entities. Since July 2005, Mr. Cheung has been the managing director of Easterly Financial Investment Limited.

SIGNIFICANT EMPLOYEES

CMI has no employees at this time. CMI is managed by the director and executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There have been no legal proceedings involving either CMI’s director or executive officer that are material to an evaluation of the ability or integrity of any director or executive officer of China Multimedia Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2007, the ownership of each executive officer and director of CMI, of all executive officers and directors of the CMI as a group, and of each person known by CMI to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of CMI except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	Wilson Kin Cheung (1) Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong	1,000,000	100%

Common	All Officers and Directors as a Group (1 in number)	1,000,000	100%

(1)Mr. Wilson Kin Cheung is a director and executive officer of China Multimedia Inc.

EXECUTIVE COMPENSATION

 At this time, no compensation has been scheduled for the member of the Board of Directors or officer of CMI, and no compensation has been paid for the last year.

Summary Compensation Table

Name And Principal Position	Period August 16 –September 30	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Options Awards (Value of Options) ($)	Total Compensation

Wilson Cheung, President	2006	$0	--	--	--	--	$0

Director Compensation

CMI does not currently compensate its director for his service as director. The director is reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

The following table provides summary information concerning compensation awarded to, earned by, or paid to any of CMI’s director for all services rendered to the Company in all capacities for the period August 16, 2006 through September 30, 2006.

Name	Salary/Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)
Wilson Cheung	--	--	--	--	--	--	--

Future compensation of officers will be determined by the Board of Directors based upon the financial condition, financial requirements and performance of CMI, and individual performance of each officer.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by CMI for the benefit of its employees.

DESCRIPTION OF SECURITIES

COMMON STOCK: We are authorized to issue 50,000,000 shares of $0.001 par value Common Stock, of which 1,000,000 shares are issued and outstanding. As of the date of this prospectus, there are no outstanding options, warrants or other securities. In the event all of the shares offered herein are sold, CMI will have 1,200,000 shares issued and outstanding.

VOTING RIGHTS: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by stockholder of CMI, except that in the election of Directors, cumulative voting is not permitted.

CASH DIVIDENDS:  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS: There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PREEMPTIVE RIGHTS. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of CMI’s capital stock in subsequent stock offerings.

LIQUIDATION RIGHTS.  In the event of the liquidation or dissolution of CMI, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of CMI remaining after the satisfaction of all liabilities.

CONVERSION AND REDEMPTION RIGHTS. The shares of the CMI’s Common Stock have no conversion rights and are not subject to redemption. The unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued, according to Frascona, Joiner, Goodman, and Greenstein, our legal counsel.

STOCK TRANSFER AGENT: CMI’s transfer agent is Madison Stock Transfer, Inc., 1813 East 24th Street, Brooklyn, NY 11229.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

CMI’s Articles of Incorporation and Bylaws include provisions requiring it to provide indemnification for officers, directors, and other persons. CMI has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of CMI. CMI may not provide such indemnification unless the person seeking it acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of CMI and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CMI pursuant to the foregoing provisions, CMI has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended September 30, 2006, our shareholder and president, Mr. Wilson Cheung, loaned CMI the sum of $1,063.  This is an unsecured loan that does not bear interest.

No officer, director, promoter, or affiliate of CMI has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by CMI through security holdings, contracts, options, or otherwise.

We have adopted a policy under which any consulting or finder’s fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash.  Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made. CMI may pursue the acquisition of additional businesses that may provide new business opportunities. In the event that an acquisition candidate purchases the shares of CMI, it is more likely than not that such a candidate would pay a price higher than the price originally paid by our current stockholders.  However, there is no guarantee that the stockholders will make a profit on such a transaction. Any decision to sell the shares of CMI could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

It is not currently anticipated that any salary, consulting fee, or finder’s fee shall be paid to any of CMI’s directors or executive officers or to any other affiliate of us except as described under “Executive Compensation” above.

CMI does not maintain an office, but it does maintain a mailing address at the office of its President, Mr. Wilson Cheung, for which it pays no rent and for which it does not anticipate paying rent in the future. It is likely that CMI will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

While DNAF does not have an affiliation with CMI, the two companies share the same office, located at the office of Wilson Cheung.  DNA Financial Systems pays no rent for this office.  DNA Financial Systems is 100% owned by Anthony Ying Ming Choi, and Mr. Choi is the sole officer and director of DNA Financial Systems.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by CMI’s current stockholder to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholder, or requiring the future employment of specified officers and payment of salaries to them. A sale of securities by our current stockholder to an acquisition candidate might be at a price higher than that originally paid by our current stockholder but may or may not be higher than the price paid by subscribers to this offering.  Any payment to our current stockholder in the context of an acquisition involving CMI would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.  Any decision to sell the shares of CMI could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

DESCRIPTION OF BUSINESS

THE BUSINESS

About CMI

China Multimedia Inc. (hereinafter also referred to as “we,” “us,” the “Company”, or “CMI”) was incorporated in the State of Nevada on August 16, 2006.  We are a development stage company established to: 1) provide web design solutions to companies; and 2) introduce potential business opportunities to business partners. To date, the Company’s only activities have consisted of developing its business plan, raising initial capital, and signing an agreement with a business partner.  We have not commenced any commercial operations, nor have we earned revenue from any business operations.

CMI plans to provide cost-effective web design solutions for small and medium-sized business enterprises (“SMEs”) throughout Hong Kong. CMI’s goal is to assist potential clients with establishing or maintaining websites which allow the clients to promote their Internet presence. Websites provide a vehicle for businesses to post information about their company onto the Internet, thereby reaching the global market. In the current market, many companies are attempting to establish an online presence without spending or committing a substantial amount of capital or time. Establishing an Internet presence is particularly challenging for SMEs. Accordingly, CMI intends to identify SMEs that may be in need of web services and provide them with a cost effective means of meeting their website design and operational needs. CMI will focus on locating potential clients (the “T-Clients”) who either do not maintain any form of company website or maintain websites with outdated designs.

To meet the needs of T-Clients, CMI maintains a list of professional freelance web designers (the “Freelance Designers”) who provide CMI with a full range of website templates (the “Templates”) specifically designed for different business sectors. Once we have located a potential T-Client, we will attempt to provide them with an affordable website Template that is suitable to their business needs. Additionally, if the T-Clients request websites with more advanced functions than the Templates currently provide, we will introduce the T-Clients to suitable Freelance Designers to meet the T-Clients specific web design needs.  All of the Freelance Designers we work with possess the relevant knowledge and necessary skill to provide such customized services.

CMI is able to provide cost-effective web design solutions to SMEs by maintaining a full range of Templates which are specific to different business sectors. CMI’s prices are not cost prohibitive to SMEs because we are able to operate with a minimum amount of overhead by not employing any full time software developers or web designers. CMI acts only as a bridge between Freelance Designers and T-Clients. The Freelance Designers that we work with have authorized us to use their professional designs while we attempt to locate potential T-Clients.

CMI currently has an arrangement with its Freelance Designers whereby CMI splits the fee charged to the T-Clients.  Under the fee arrangement, CMI collects 60% of the fee charged to the T-Clients and distributes the remaining 40% to the Freelance Designers.  CMI determines the amount of the fee charged to the T-Clients. CMI and the Freelance Designers agreed orally on the fee arrangement, and we have not signed any written contracts with them.

CMI’s Business Opportunities Program

In addition to our web design service, we will also attempt to create new business opportunities for specific companies. On December 11, 2006, CMI entered into an Agreement (the “Agreement”) with DNA Financial Systems (“DNAF”), a Hong Kong corporation founded in 2005. DNAF is the regional solution provider for the financial industry in the Asia Pacific Region. It provides integrated solutions by offering online trading systems, Forex dealing room management systems, and corporate treasury risk management systems to banks and financial institutions. It also offers a service named Financial Web Portal Design and Hosting (“FWPDH”). FWPDH is a customized service targeted at stock exchange listed companies. Listed companies can add value to their websites by providing instant stock information to their stockholders. The FWPDH service allows stockholders to receive instant stock price information and delayed chart information on the company website. Professional web designers of DNAF are responsible for designing a tailor-made web portal to suit clients’ needs.

Pursuant to the terms of the Agreement, CMI will attempt to establish new business opportunities for DNAF by identifying, locating, and introducing potential clients (the “D-Clients”) in need of the FWPDH service, to DNAF.  In our search for D-Clients, we will focus on the following areas: Hong Kong, Macau, Singapore, Australia, Taiwan and China (collectively referred to as the “Territory”). CMI plans to initially focus on the market in Hong Kong as a starting point for its business opportunities program due to the fact that management has a significant number of business connections in this area. Pursuant to the terms of the Agreement, as compensation for CMI’s efforts, CMI is entitled to 40% of the initial commission that DNAF receives from any D-Client or other business opportunity that CMI establishes for DNAF. DNAF determines the amount of the fees charged to the D-Clients.

Background

Overview of DNA Financial Systems in the Financial Industry

Various kinds of financial software products have been developed to both improve the efficiency of daily operations and minimize operational costs in the financial investment industry. Generally speaking, these financial software products provide a variety of functions directed towards satisfying the business needs of its users. Financial investment companies use financial systems to incorporate several types of data. Forex Dealing Room Management System refers to the dealing room that contains real-time international financial information systems such as Reuters, Telrite and Blumberg, computerized tools for analyzing transactions and a transactions management system that serves as a data bank of all transactions carried out by each customer and their position at any given moment. Online Trading System allows you to conduct investment transactions over the internet. The accessibility of the internet makes it possible for you to research and invest in opportunities from any location at any time. It also reduces the amount of resources (time, effort, and money) you have to devote to managing these accounts and transactions. Corporate Treasury Risk Management System clearly captures all the key risks and provides an understanding of risk exposures at all levels of the financial institutions.

The relatively high cost of financial system, the high pace of technological developments, differences in vendors’ invoicing procedures, and the ever-changing dealing room environment all contribute to the complexity in managing market data. In order to support various investment decisions and services, banks and financial institutions normally use a variety of information services software, which provide market data, analysis software, dealing and trading systems, and other specialized applications. The major users of this software are financial professionals who perform deals in the trading room. Other users include brokers, asset managers and wealth managers. Each company uses several different types of software and information systems to gather the information it needs.

OUR BUSINESS ACTIVITIES

Our president and director, Mr. Wilson Cheung, has a broad network within the financial and banking industry.  During the development stage, we will rely on him to contact top management personnel of local financial institutions and advise them on merits and benefits of using the Product. We plan to hire a professional salesman to assist Mr. Cheung to locate new potential clients and perform follow-up duties. Furthermore, we will provide market research reports and other marketing and promotional plans to DNAF. Therefore, we plan to hire another staff who possesses the marketing and public relations knowledge to offer services to DNAF.

CMI, as the exclusive consultant of DNAF, is responsible for the following:

(a)

Locating and introducing potential customers of the Product to DNAF within the Territory and to co-ordinate with DNAF its approach to the potential customers;

(b)

Preparing marketing and promotional plans to market the Product and assisting in organizing marketing events for DNAF;

(c)

Preparing a memorandum of information to DNAF; and

(d)

Conducting activities in a proper and efficient manner.

About DNA Financial Systems

DNA Financial Systems (“DNAF”, the “Vendor”) is a Hong Kong corporation founded in 2005. It is a regional solution provider for the financial and securities industry throughout the Asia Pacific Region. It also provide a complete and technology integrated solution for Market Data, Online Trading Systems for Equity Market, Forex Dealing Room Management Systems, and Corporate Treasury Risk Management Systems.

REVENUE

CMI signed an agreement with DNAF to introduce DNAF to potential clients in the Territory for 40% commissions from each contract signed by a customer introduced by CMI. In exchange, we will provide services in relation to identifying, locating and introducing potential clients who wish to acquire the financial web portal design and hosting service provided by DNAF. The payment will be collected upon a contract is signed between CMI’s client and the client successfully introduced by CMI. The Company may not have enough cash on hand for operating expenses and may need to raise addition capital in the next twelve-month period to satisfy its cash requirements.

On August 16, 2006, the Company issued 1,000,000 shares to Mr. Wilson Cheung in return for $1,000. We also obtained a loan of $1,063 from Mr. Wilson Cheung as of September 30, 2006. Funds for operating expenses are expected to be advanced from Mr. Wilson Cheung to coincide with the prepaid expenses incurred in organizing marketing events; however, Mr. Cheung is under no contractual obligation to advance these funds. It is expected that Mr. Wilson Cheung will advance a total of $5,000 for the next twelve months to the Company. This sum will be used for general administrative and operating expenses. The Company will need to raise $100,000 for hiring employees and other general and administrative costs of operation through this offering.

Mr. Cheung currently spends around 25% of his time on CMI. We plan to hire two more employees to assist Mr. Cheung; however, we will hire employees only if we have raised sufficient funds, as stated in the “Use of Proceeds” section.

EMPLOYEES

Currently, we do not have any full or part-time employees. The Company is currently managed by Mr. Wilson Kin Cheung, the President and Director of the Company. We have not signed an employment agreement with Mr. Cheung. Mr. Cheung devotes approximately 25% of his time to our operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing and similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

CUSTOMERS AND MARKETING

CMI employs two business models: 1) our website design services; and 2) our business opportunities program. These models target different customer bases.

Under our first business model, we will attempt to provide web design solutions to SMEs throughout Hong Kong. Our goal is to provide the T-Clients with suitable Templates for their businesses which will both enhance and strengthen their corporate image. To accomplish this goal, we plan to form strategic marketing relationships with web hosting companies throughout Hong Kong, who in turn will promote our services through their networks. We also plan to post advertisements in different online media channels, such as popular search engines and local newspaper websites. In the next 12 months, we plan to hire a sales and marketing expert to locate potential T-Clients and handle the coordination of work with the Freelance Designers.

Under our second business model, we will attempt to identify and establish new business opportunities for various companies. As noted above, we have signed one contract with DNAF, whereby we will attempt to identify and locate D-Clients in need of the FWPDH service offered by DNAF. The corporations that we target are stock exchange listed companies that want to provide instant stock pricing and chart information to shareholders on their websites. Initially, we will rely on our President, Mr. Wilson Cheung, to provide contact information for listed companies’ owners within the Territory who may be in need of

FWPDH services.  Mr. Cheung will personally approach these companies in an effort to engage them as clients of DNAF.

Additionally, CMI and DNAF plan to jointly organize conferences or marketing events in the coming 18 months to promote the use of FWPDH services. Together, we plan on joining the IT Outsourcing Conference & Expo (the “Expo”) to be held in the Hong Kong Convention and Exhibition Centre in 2007. At the Expo prospective customers will be able to learn about the benefits of the FWPDH services of DNAF. The management of CMI and DNAF will retain the final decision on whether to attend the conference based on their respective budgets.

COMPETITION

The Company will be involved in intense competition with other business entities, many of whom have a competitive edge over CMI because of their established market presence and strong financial resources. The market for our web design services is competitive and has relatively low barriers to entry. Our competitors vary in size and in the variety of services they offer. We encounter competition from a wide variety of companies, including Internet service providers, application service providers, Internet search engine providers, and website hosting companies.

CMI also expects to encounter substantial competition in its efforts to introduce new customers to DNAF. Because CMI is still in the developmental stage, it has fewer resources and a more limited operating history than other consulting firms. Our major competitor is AAStocks International Limited, a Hong Kong company established by Tom Group in 2004. It has offices in Hong Kong, Shanghai and Shenzhen.

Generally speaking, our competitors have greater resources and managerial capabilities than CMI and are in a better position than the Company to get in touch with potential customers. CMI will rely on the existence of contacts of our director, Mr. Wilson Cheung, to locate potential customers.

PROPERTY AND FACILITIES

We have no real property and currently operate from limited office space provided by Easterly Financial Investment Limited (“Easterly”), for which we pay no rent. Easterly is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. We have no plans to obtain additional office space at this moment until our business is more developed.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room

at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements that include risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions to identify such forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the operation and growth of our business and spending. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in this registration as we are a development stage company with no operations to date. Our ability to generate revenue is subject to substantial risks.

PLAN OF OPERATION

CMI was established to provide cost-effective web design solutions to small and medium-sized businesses throughout Hong Kong, thereby allowing the businesses to establish, maintain and promote their Internet presence. We maintain a list of Freelance Designers who provide us with a full range of website Templates that are specifically designed for different business sectors. We focus on locating T-Clients who either do not maintain any form of a company website or maintain websites with outdated designs. Our goal is to provide suitable Templates to T-Clients which help strengthen or reinforce their corporate images. T-Clients may purchase specific Templates from us at affordable prices. Additionally, if T-Clients request websites with more advanced functions than the Templates currently provide, we will introduce the T-Clients to suitable Freelance Designers to meet the T-Clients web design needs. All of the Freelance Designers we work with possess the relevant knowledge and necessary skill to provide such customized services. CMI shares the fee charged to the T-Clients with the Freelance Designers at an agreed portion. Pursuant to the arrangement, CMI receives 60% of the total fee charged to the T-Clients with the remaining 40% to be distributed to the Freelance Designer. CMI determines the fees that will be charged to T-Clients.

To introduce our web design solutions to T-Clients, we plan on forming strategic marketing relationships with web hosting companies in Hong Kong and promote our services through their networks. We also plan to post advertisements in different online media channels, such as popular search engines and local newspaper websites. In the next 12 months, we plan on hiring a sales and marketing expert to locate T-Clients and handle the coordination of work with the Freelance Designers.

In addition to our web design service, we will also attempt to create new business opportunities for specific Companies. On December 11, 2006, CMI entered into the Agreement with DNAF to bring in potential clients to DNAF. According to the Agreement, CMI will attempt to create new business opportunities for DNAF by locating and introducing D-Clients within the Territory to the services that DNAF provides. As compensation for CMI’s efforts, DNAF will pay CMI 40% of the fees that are generated through the referrals that CMI makes to DNAF.  Initially, CMI plans on targeting the market in Hong Kong in an effort to locate new business opportunities for DNAF.  The corporations that CMI will focus on are those which seek to prioritize their resources to accomplish strategic tasks and focus on their core competencies.  DNAF will determine the fees that are charged to D-Clients.

CMI and DNAF plan to organize joint conferences and marketing events in the coming 18 months to promote the use of FWPDH services. Specifically, the two companies may join the IT Outsourcing Conference & Expo which will be held at the Hong Kong Convention and Exhibition Centre in 2007. At the conference, prospective customers will have the opportunity to learn about, and become familiar with, the FWPDH services offered by DNAF. The management of CMI and DNAF will retain the final decision on whether to hold the conference based on their respective budgets.

On August 16, 2006, the Company issued 1,000,000 shares to Mr. Wilson Cheung in return for $1,000 and obtained a loan of $1,063 from Mr. Wilson Cheung. Operating expenses are to be advanced from Mr. Wilson Cheung to coincide with the prepaid expenses incurred in other marketing events. It is expected that Mr. Wilson Cheung will advance a total of $5,000 for the next twelve months to the Company; however, Mr. Cheung is not obligated to loan the Company these funds. This sum will be used for general administrative and operating expenses. The Company will need to raise an additional $100,000 for hiring employees and other general and administrative costs of operation within the next twelve months.

Currently, we are affiliated with only one business partner, DNAF. The management believes that our ability to succeed depends upon our ability to establish and maintain additional strategic relationships with other vendors of IT related services and subsequently introducing new clients to them.

It is anticipated that significant expenses will be incurred when developing our business in Hong Kong. It is anticipated that the Company will spend approximately $10,000 on new equipment such as computers and office facilities and recruit 1 new employee over the next 12 months.  The Company currently does not have these funds and there is no guarantee that it can raise the funds needed.

RESULTS OF OPERATION

For the Period from August 16, 2006 (date of inception) to September 30, 2006

We had $0 operating revenue for the period from August 16, 2006 to September 30, 2006. To date, we have not commenced any business operations and have not generated any revenues. We had $1 of other income during the period, which consisted solely of interest income.

CMI recorded a loss of $4,247 for the period from August 16, 2006 to September 30, 2006. The net loss included formation expenses of $778 and general and administrative expenses of 3,470.

Cash used in operating activities was $1,034 for the period from August 16, 2006 to September 30, 2006. Cash provided by financing activities for the period was $2,063, consisting an advance from our sole stockholder of $1,063 and proceeds from the issuance of common stock of $1,000.

For the Period from April 1, 2007 to June 30, 2007

We had no operating revenue for the period from April 1, 2007 to June 30, 2007.  We have not commenced any business operations and have not generated any revenues.  We had $3 of other income during the period, which consisted solely of interest income.

We recorded a net loss of $7,966 for the period from April 1, 2007 to June 30, 2007.  The net loss included $7,969 of general and administrative expenses, offset by the interest income.

Cash used in operating activities was $7,966 for the period from April 1, 2007 to June 30, 2007.  Cash provided by financing activities for the period was $7,925, consisting solely of an advance from our sole stockholder.

LIQUIDITY AND CAPITAL RESOURCES

Our financial statements are stated in U.S. Dollars, and are prepared in accordance with Generally Accepted Accounting Principles or GAAP.

We are in the development stage and have experienced no significant change in liquidity, capital resources or stockholders’ equity. As of September 30, 2006, we had approximately $1,029 cash and cash equivalents on hand.  As of September 30, 2006, our audited balance sheet reflects total assets of $1,029.  As of June 30, 2007, we had approximately $920 of cash and cash equivalents on hand.  As of June 30, 2007, our assets were $920.

We do not plan to expand our operations until the management believes there is a good business opportunity for expansion. We may need to raise our capital in the next twelve months to fulfill our cash requirements.

In the event that we require more working capital, no commitment to provide the additional capital has been made by our sole stockholder. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

The Company plans to fund its future operations through additional sales of its unregistered common stock as necessary, although there can be no assurance the Company will be successful in its efforts to sell its common stock.

As of September 30, 2006, the Company completed a private placement totaling 1,000,000 shares of common stock at a price of $0.001 per share.  The Company issued these 1,000,000 common shares to the director and officer for gross proceeds of $1,000. The sole stockholder and director of the Company advanced a sum of $1,063 as a loan to the Company.

We completed the offering pursuant to Regulation S of the Securities Act. Mr. Cheung represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

As of June 30, 2007, CMI had 1,000,000 common shares issued and outstanding.

Our ability to realize assets and discharge liabilities is dependent on continued funding from companies controlled by the president, the receipt of additional funds from investors, and the establishment of successful operations. Our president, Mr. Wilson Cheung, is also the President and the major stockholder of Super Luck, Inc. and Market Data Consultants, Inc. He currently owns 8,500,000 common shares in both companies.

We do not plan to expand our operations until enough business has occurred, and we think there are enough revenues to support such an expansion. Our first step is to recruit and hire salespersons on a needed basis. We have no specific long-term capital requirements other than those which would vary from the sale of the Product and no material borrowings. In our opinion, our working capital is sufficient for our present requirements for the next twelve months if we sell all of the shares offered herein. If we do not sell a majority of the shares offered, we will be required to obtain additional working capital.

In the event that we require more working capital, management has agreed to provide additional capital but it has no contractual obligation to do so. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all. In the event we require more working capital, we do not have any plans to engage in any debt financing or further equity financing.

We record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

The following table sets forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                                                                   AVERAGE NOON

                                                                     BUYING RATE

            CALENDAR YEAR                        (HK$ PER US$)

                       2001                                             7.7997

                       2002                                             7.7996

                       2003                                             7.7864

                       2004                                             7.7899

                       2005                                             7.7755

           2006

    7.7689

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments: an amendment of FASB Statements No. 133 and 140”. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the entity has not yet issued financial statements, including for interim periods, for that fiscal year. The Company does not expect the adoption of SFAS No. 155 to have a material impact on its financial statements, as it currently has no financial instruments within the scope of SFAS No. 155.

In March 2006, the FASB released SFAS No. 156 “Accounting for Servicing of Financial Assets: an amendment of FASB Statement No. 140” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company does not anticipate the adoption of SFAS No. 156 will have a material impact on its financial statements.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

During September 2006, the FASB released SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R) “ which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of SFAS No. 158 to have a material impact on its financial statements as it currently does not have a defined benefit pension plan.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The Company is currently evaluating the impact of adopting SAB No. 108 on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The Company is in the process of evaluating this standard and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of the Company for the periods ended September 30, 2006 included in this prospectus have been audited by PKF Hong Kong, China, Certified Public Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance on such report, given the authority of said firm as an expert in accounting and auditing.

FINANCIAL STATEMENTS

China Multimedia, Inc.

(A development stage company)

Condensed financial statements
For the three and nine months ended June 30, 2007

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2007 AND SEPTEMBER 30, 2006

	As of	As of
	June 30,	September 30,
	2007	2006
	(Unaudited)	(Audited)
	US$	US$
ASSETS

Current assets
Cash and cash equivalents	920	1,029

Total assets	920	1,029

LIABILITIES AND STOCKHOLDER’S (DEFICIT)

Current liabilities
Accrued audit fee	-	3,213
Amount due to a stockholder (Note 9)	16,549	1,063

Total liabilities	16,549	4,276

Stockholder’s (deficit)
Common stock - US$0.001 par value (Note 6):
authorized 50,000,000 shares; 1,000,000 shares issued and outstanding	1,000	1,000
Accumulated (deficit) during the development stage	(16,668)	(4,247)
Accumulated other comprehensive income	39	-

Total stockholder’s (deficit)	(15,629)	(3,247)

Total liabilities and stockholder’s (deficit)	920	1,029

See accompanying notes to condensed financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007

AND FROM INCEPTION ON AUGUST 16, 2006 THROUGH JUNE 30, 2007

	For the three	For the nine
	months ended	months ended	Cumulative
	June 30,	June 30,	total since
	2007	2007	inception
	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$

Revenue	-	-	-

Expenses
Formation expenses	-	-	778
General and administrative expenses	7,969	12,430	15,900

Loss from operations	(7,969)	(12,430)	(16,678)
Interest income	3	9	10

Loss before income taxes	(7,966)	(12,421)	(16,668)
Income taxes (Note 4)	-	-	-

Net loss	(7,966)	(12,421)	(16,668)

Other comprehensive income
Foreign currency translation adjustment	13	39	39

Total comprehensive income	(7,953)	(12,382)	(16,629)

Net loss per share:
Basic and diluted (Note 5)	(0.00)	(0.00)	(0.00)

Weighted average number of shares:
Basic and diluted	1,000,000	1,000,000	1,000,000

See accompanying notes to condensed financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007

AND FROM INCEPTION ON AUGUST 16, 2006 THROUGH JUNE 30, 2007

	For the three	For the nine
	months ended	months ended	Cumulative
	June 30,	June 30,	total since
	2007	2007	inception
	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$
Cash flows from operating activities:
Net loss	(7,966)	(12,421)	(16,668)
Change in liabilities:
Accrued audit fee	-	(3,213)	-

Net cash used in operating activities	(7,966)	(15,634)	(16,668)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	1,000
Advance from a stockholder	7,925	15,486	16,549

Net cash provided by financing activities	7,925	15,486	17,549

Effect of rate changes on cash	13	39	39

Net change in cash and cash equivalents	(28)	(109)	920

Cash and cash equivalents, beginning of period	948	1,029	-

Cash and cash equivalents, end of period	920	920	920

Cash paid for:
Income taxes paid	-	-	-
Interest paid	-	-	-

See accompanying notes to condensed financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

1.

DESCRIPTION OF BUSINESS

China Multimedia, Inc. (the “Company”) was incorporated in the State of Nevada on August 16, 2006 for the purpose of exploring new business opportunities.

On December 11, 2006, the Company entered into a service agreement with DNA Financial Systems (“DNAF”) which is a regional solution provider for the financial and securities industry throughout the Asia Pacific Region. Pursuant to the agreement, the Company shall refer potential clients who wish to acquire the financial web portal design and hosting service provided by DNAF.

The Company has not introduced any clients to DNAF and is a development stage company during the period.

2.

BASIS OF PRESENTATION

The accompanying condensed financial statements are unaudited.  These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations.  Nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading.  These financial statements and the notes hereto should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10SB12G for the period from August 16, 2006 to September, 2006 which was filed January 5, 2007.

In the opinion of the management of the Company, the condensed financial statements for the unaudited interim periods presented include all adjustments, including normal recurring adjustments, necessary to fairly present the results of such interim periods and the financial position as of the end of said period.  The results of operations for the interim period are not necessarily indicative of the results for the full year.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of June 30, 2007, the Company had cash and cash equivalents of US$920, current liabilities of US$16,549 and stockholder’s (deficit) of US$15,629 and accumulated (deficit) during the development stage of US$16,668 respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities including a service agreement with DNAF.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash equivalents comprise highly liquid investments with original maturity of three months or less.  At June 30, 2007, cash and cash equivalents consist of bank balance of US$920 denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company keeps cash in HKD and maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive income - foreign currency translation adjustments”.

Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.817 for the three months ended June 30, 2007 and US$1.00 = HK$7.817 as at June 30, 2007.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

Fair values of financial instruments

Financial instruments include cash and cash equivalents.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

4.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows: -

	For the three	For the nine
	months ended	months ended	Cumulative
	June 30,	June 30,	total since
	2007	2007	inception
	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$

Loss before income taxes	(7,966)	(12,421)	(16,668)

Expected benefit at statutory rate of 15%	(1,195)	(1,863)	(2,500)
Valuation allowance	1,195	1,863	2,500

	-	-	-

Recognized deferred income tax asset is as follows: -

	As of	As of
	June 30,	September 30,
	2007	2006
	(Unaudited)	(Audited)
	US$	US$

Operating losses available for future periods	2,500	637
Valuation allowance	(2,500)	(637)

	-	-

At June 30, 2007, the Company has incurred operating losses of US$16,668 which, if unutilized, will expire through to 2026.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

5.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

6.

COMMON STOCK

The Company was incorporated on August 16, 2006 with authorized capital of 50,000,000 shares of common stock of US$0.001 par value.  On August 16, 2006, 1,000,000 shares of common stock of US$0.001 par value totaling US$1,000 was issued for cash.

7.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

8.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of June 30, 2007.

9.

RELATED PARTY TRANSACTIONS

The sole stockholder, who is also the director, advanced US$1,063 and US$15,486 to the Company financing its working capital for the period from inception on August 16, 2006 through September 30, 2006 and for the nine months ended June 30, 2007, respectively.  The advance is interest-free, unsecured and repayable on demand.

China Multimedia, Inc.

(A development stage company)

Financial statements
For the period from August 16, 2006
(Date of Inception)
to September 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the sole director and stockholder of China Multimedia, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of China Multimedia, Inc. (the “Company”) as of September 30, 2006, and the related statements of operations, stockholder’s (deficit) and cash flows for the period from August 16, 2006 (date of inception) to September 30, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Multimedia, Inc. as of September 30, 2006, and the results of its operations and its cash flows for the period from August 16, 2006 (date of inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company is a development stage company and has an accumulated (deficit) as of September 30, 2006, these factors raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF

Certified Public Accountants

Hong Kong

October 31, 2006

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF SEPTEMBER 30, 2006

2006
US$

ASSETS

Current assets
Cash and cash equivalents	1,029

Total assets	1,029

LIABILITIES AND STOCKHOLDER’S (DEFICIT)

Current liabilities
Accrued audit fee	3,213
Amount due to stockholder (Note 7)	1,063

Total liabilities	4,276

Stockholder’s (deficit)
Common stock - US$0.001 par value (Note 4):
authorized 50,000,000 shares; 1,000,000 shares issued and outstanding	1,000
Accumulated (deficit) during development period	(4,247)

Total stockholder’s (deficit)	(3,247)

Total liabilities and stockholder’s (deficit)	1,029

See accompanying notes to financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2006

US$

Revenue	-

Expenses
Formation expenses	778
General and administrative expenses	3,470

Loss from operations	(4,248)
Interest income	1

Loss before income taxes	(4,247)
Income taxes (Note 2)	-

Net loss	(4,247)

Net loss per share:
Basic and diluted (Note 3)	(0.00)

Weighted average number of shares:
Basic and diluted	1,000,000

See accompanying notes to financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S (DEFICIT)

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2006

			Accumulated
	Common stock		(deficit) during
	No. of		development
	shares	Amount	period	Total
		US$	US$	US$
Issuance of common stock
on August 16, 2006 (Note 4)	1,000,000	1,000	-	1,000

Net loss	-	-	(4,247)	(4,247)

Balance, September 30, 2006	1,000,000	1,000	(4,247)	(3,247)

See accompanying notes to financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

US$

Cash flows from operating activities:
Net loss	(4,247)
Change in liabilities:
Increase in accrued audit fee	3,213

Net cash used in operating activities	(1,034)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,000
Advance from a stockholder	1,063

Net cash provided by financing activities	2,063

Net change in cash and cash equivalents	1,029

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	1,029

Cash paid for:
Income taxes paid	-
Interest paid	-

See accompanying notes to financial statements.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Corporate information

China Multimedia, Inc. (the “Company”) was incorporated in the State of Nevada on August 16, 2006 for the purpose of exploring new business opportunities.

The Company is a development stage company and has no activity during the period.

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of September 30, 2006, the Company had cash and cash equivalents of US$1,029, working capital and stockholder’s (deficit) of US$3,247 and accumulated (deficit) of US$4,247 respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents comprise highly liquid investments with original maturity of three months or less.  At September 30, 2006, cash and cash equivalents consist of bank balance of US$1,029 denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive income - foreign currency translation adjustments”.  Gains and losses resulting from foreign currency translation are included in other comprehensive income/(loss).

Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.78 from inception on August 16, 2006 to September 30, 2006.

During the reporting period, there was no exchange difference.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fair values of financial instruments

Financial instruments include cash and cash equivalents and accrued audit fee.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

2.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows: -

US$

Loss before income taxes	(4,247)

Expected benefit at statutory rate of 15%	(637)
Valuation allowance	637

-

Recognized deferred income tax asset is as follows:

Operating losses available for future periods	637
Valuation allowance	(637)

-

At September 30, 2006, the Company has incurred operating losses of US$4,247 which, if unutilized, will expire through to 2026.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

3.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

CHINA MULTIMEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

4.

COMMON STOCK

The Company was incorporated on August 16, 2006 with authorized capital of 50,000,000 shares of common stock of US$0.001 par value.  On August 16, 2006, 1,000,000 shares of common stock of US$0.001 par value totaling US$1,000 were issued for cash.

5.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

6.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of September 30, 2006.

7.

RELATED PARTY TRANSACTIONS

The sole stockholder, who is also the director, advanced US$1,063 to the Company financing its working capital for the period from inception on August 16, 2006 through September 30, 2006.  The advance is interest-free, unsecured and repayable on demand.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to §145 of the Delaware General Corporate Law:

(a)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all shares are sold in this offering:

Type of Expense	Amount

Registration Fees	$ 10.70

Transfer Agent’s Fees (1)	$ 1,000.00

Printing, Postage, Distribution, etc. (1)	$ 300.00

Legal Fees (1)	$ 25,000.00

Accounting Fees (1)	$ 3,700.00

Miscellaneous (1)	$ 50.00

Total (1)	$ 30,060.70

(1) Estimated.

UNREGISTERED SALES OF SECURITIES

On August 16, 2006, the Company issued 1,000,000 shares to Wilson Kin Cheung in exchange for $1,000. The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act. Mr. Cheung represented to the Company that he was a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

EXHIBITS

3.1

Articles of Incorporation (herein incorporated by reference from filing on Form 10SB12G/A filed by CMI on April 25, 2007.)

3.2

Bylaws (herein incorporated by reference from filing on Form 10SB12G/A filed by CMI on April 25, 2007.)

5.1

Opinion of Corporate Counsel*

10.1

Contract with DNA Financial Systems signed on December 11, 2006. *

23.1

Consent of Certified Public Accountants*

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

“Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Central, Hong Kong, on October 17, 2007.

CHINA MULTIMEDIA, INC.

By: /s/ Wilson Cheung, President and Director

Date: October 17, 2007

By: /s/ Wilson Cheung, Principal Financial Officer

Date: October 17, 2007

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Wilson Cheung, President and Director

Date: October 17, 2007

By: /s/ Wilson Cheung, Principal Financial Officer

Date: October 17, 2007